UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):                                                 June 27, 2002

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Sun Avenue, NE
Albuquerque, New Mexico 87109
(505) 821-3355
(Address and telephone number of Registrant)

Item 4.  Changes in Registrant's Certifying Accountant.

     On June 27, 2002, Sun Healthcare Group, Inc. (the "Company") engaged Ernst & Young LLP ("E&Y") as the Company's principal independent accountants for the Company’s fiscal year 2002. The Company's Board of Directors and Audit Committee authorized the engagement of E&Y. During the two most recent fiscal years and through June 27, 2002, the Company has not consulted with E&Y with respect to any matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

	99	Press release dated June 28, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Kevin W. Pendergest
Name: Kevin W. Pendergest
Title: Chief Financial Officer

Dated:  June 28, 2002

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